 Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 115 to the Registration Statement of Deutsche Variable Series II Trust (Form N-1A, No. 033-11802) of our report dated February 15, 2018 on the financial statements and financial highlights of Deutsche Alternative Asset Allocation VIP, Deutsche Global Income Builder VIP, Deutsche International Growth VIP (formerly Deutsche Global Growth VIP), Deutsche Multisector Income VIP (formerly Deutsche Unconstrained Income VIP), Deutsche Global Equity VIP, Deutsche Small Mid Cap Value VIP, Deutsche Government and Agency Securities VIP, Deutsche High Income VIP, Deutsche CROCI® U.S. VIP, Deutsche Government Money Market VIP and Deutsche Small Mid Cap Growth VIP (eleven of the funds constituting Deutsche Variable Series II Trust), included in the Funds’ Annual Report for the fiscal year ended December 31, 2017.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 24, 2018